UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2004

THE TITAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6035	95-2588754
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3033 Science Park Road

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 552-9500

Item 5.	Other Events and Required FD Disclosure

On June 4, 2004, The Titan Corporation issued a press release announcing that it had received a “Wells Notice” from the staff of the U.S. Securities and Exchange Commission in connection with the previously announced SEC investigation regarding certain payments in foreign countries. A copy of the press release is filed as Exhibit No. 99.1 and is incorporated by reference into this report.

On June 7, 2004, The Titan Corporation issued a press release announcing the results of its special meeting of stockholders to approve its proposed merger transaction with Lockheed Martin Corporation. A copy of the press release is filed as Exhibit No. 99.2 and is incorporated by reference into this report.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit No.	Description

99.1	Press Release dated June 4, 2004.

99.2	Press Release dated June 7, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2004	THE TITAN CORPORATION

	By:	/s/ Mark W. Sopp
	Name:	Mark W. Sopp
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 4, 2004.

99.2	Press Release dated June 7, 2004.